Exhibit 99

Resideo Announces First Quarter 2024 Financial Results

Products and Solutions first quarter gross margin of 39.5%, fourth consecutive quarter of year-over-year improvement

First quarter net income of $43 million; Adjusted EBITDA of $137 million at the higher end of outlook range

Continued progress on business transformation with new product introductions and agreement to acquire Snap One, a leading provider of smart-living products and distribution

SCOTTSDALE, Ariz., May 2, 2024 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer and distributor of technology-driven products and solutions for homes and businesses, today announced financial results for the first quarter ended March 30, 2024.
First Quarter 2024 Financial Highlights
•Net revenue of $1.49 billion, down 4% compared to $1.55 billion in the first quarter 2023
•Net income of $43 million compared to $57 million in the first quarter 2023
•Fully diluted EPS of $0.29 and $0.38 and Adjusted EPS(1) of $0.47 and $0.51 for the first quarter 2024 and first quarter 2023, respectively.
•Adjusted EBITDA(1) of $137 million compared to $138 million in the first quarter 2023
Management Remarks
“Performance within Products and Solutions drove first quarter Adjusted EBITDA to the higher end of our outlook range,” commented Jay Geldmacher, Resideo’s President and CEO. “We continue to deliver gross margin and profitability improvements within Products and Solutions despite market demand that remains constrained by higher interest rates and slower housing turnover. ADI’s business trends improved as the quarter progressed and momentum continues on key strategic initiatives around growing exclusive brands sales and enhancing digital capabilities.”
“We continued to execute on our transformation work through organic and inorganic actions. We took further steps in optimizing our manufacturing footprint and we have improved structural costs through restructuring and focused expense controls. We expect our planned acquisition of Snap One will bring immediate value to Resideo by adding highly complementary business capabilities that expand opportunities in attractive growth categories and accelerate ADI’s expansion of higher margin proprietary products.”

1
(1) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measure, specifically Adjusted EBITDA and Adjusted EPS, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

Products and Solutions First Quarter 2024 Highlights
•Net revenue of $620 million, decreased 6% compared to the first quarter 2023
•Gross margin of 39.5%, up 180 basis points compared to the first quarter 2023
•Income from operations of $112 million compared to $105 million in the first quarter 2023
•Adjusted EBITDA of $140 million, 22.6% of revenue, compared to $128 million, 19.5% of revenue, in the first quarter 2023
Products and Solutions delivered net revenue of $620 million in the first quarter 2024, down 6% compared to first quarter 2023 and down less than 1% excluding the impact of the Genesis divestiture. Volumes declined in Air and Security product categories, impacted by lower activity in EMEA and continued low levels of housing turnover in the U.S. These headwinds were largely offset by strong performance at First Alert, particularly with home builder customers, and continued price realization.
Gross margin for the quarter was 39.5%, compared to 37.7% in the first quarter 2023, reflecting improving material costs, reduced freight, and lower direct labor spending. Selling, general and administrative expenses were down $13 million and research and development expenses remained consistent compared to 2023. Included in the first quarter 2024 were $5 million of restructuring costs, compared to restructuring costs of $2 million in first quarter of 2023. Operating profit for the quarter of $112 million or 18.1% of revenue, increased from $105 million or 16.0% of revenue in first quarter 2023. Adjusted EBITDA grew 9.4% year-over-year in the first quarter 2024 to $140 million, with Adjusted EBITDA margin up 310 basis points to 22.6%. Continued progress on structural gross margin improvements through labor reductions and material cost controls and lower selling, general and administrative expenses drove the higher profitability despite volumes remaining a headwind.
ADI Global Distribution First Quarter 2024
•Net revenue of $866 million, decreased 3% compared to the first quarter 2023
•Gross margin of 18.0%, down 120 basis points compared to the first quarter 2023
•Income from operations of $49 million compared to $64 million in the first quarter 2023
•Adjusted EBITDA of $58 million, 6.7% of revenue, compared to $70 million, 7.9% of revenue, in the first quarter 2023
•Exclusive brand sales up 7% compared to prior year first quarter

ADI first quarter 2024 net revenue of $866 million decreased $25 million compared to first quarter 2023. ADI had volume declines in several categories including residential security, access control and video, partially offset by expansion in fire and data communications. ADI’s e-commerce channel grew 1% in first quarter 2024 compared to the prior year period, representing 21% of total ADI revenue. ADI digital engagement accelerated during the quarter with revenue, orders and customer count all up year-over-year. Planned improvements to website speed, on-site search, estimated delivery dates and ADI mobile app are expected to support continued customer digital growth looking forward. Exclusive brand sales grew by 7% compared to the first quarter 2023, with record daily sales levels achieved for the quarter.

Gross margin for the quarter was 18.0%, down 120 basis points compared to first quarter of 2023. The reduction was driven by reduced inflationary pricing benefits that drove higher margin in 2023 and lower product line margin. ADI has experienced a reduction of average cost inventory benefits year-over-year, as supplier price increases have reduced in pace and scale in 2024. Selling, general and administrative expenses were $102 million in 2024, down $2 million compared to prior period. Operating profit of $49 million for first quarter 2024 decreased 23% from $64 million in first quarter 2023. Adjusted EBITDA declined to $58 million in first quarter 2024 from $70 million in first quarter 2023. Lower revenue and reduced gross margin drove the year-over-year decline in profitability.
Cash Flow and Liquidity
Net cash provided by operating activities was $2 million in first quarter 2024 compared to a usage of $4 million in the first quarter 2023. The increase was primarily driven by working capital improvements compared to the prior year period. At March 30, 2024, Resideo had cash and cash equivalents of $603 million and total outstanding debt of $1.41 billion.
Outlook
The following table summarizes the Company’s current second quarter 2024 and full year 2024 outlook.

($ in millions, except per share data)	Q2 2024	2024
Net revenue	$1,510 - $1,560	$6,080 - $6,280
Non-GAAP Adjusted EBITDA	$130 - $150	$560 - $640
Non-GAAP Adjusted Earnings per share	$0.43 - $0.53	$1.90 - $2.30
Full Year Cash Provided by Operating Activities		At least $320
Conference Call and Webcast Details
Resideo will hold a conference call with investors on May 2, 2024, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo First Quarter 2024 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through our ADI Global Distribution business, we are also a leading wholesale distributor of professionally installed electronic security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data communications, and smart home solutions. For more information about Resideo, please visit www.resideo.com.

Contacts:

Investors:	Media:
Jason Willey	Garrett Terry
Vice President, Investor Relations	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the second quarter 2024 and full year 2024, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint (3), the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions including our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of the conditions to the closing of the Snap One transaction being timely satisfied and the consummation of the transaction, (6) the ability of Snap One and/or Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (7) the ability of Snap One and/or Resideo to achieve the targeted amount of synergies and the related valuation implications described in this press release, (8) the accretive nature of the transaction to Resideo's non-GAAP EPS in the first full year of ownership and the growth and margin profile of the combined businesses, (9) the ability to accelerate brand strategy as a result of the transaction, (10) the ability to integrate the Snap One business into Resideo and realize the anticipated strategic benefits of the transaction, including the anticipated operational and strategic benefits of the transaction, and (11) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Net Income per diluted share for the second quarter of 2024 and for the fiscal period ending December 31, 2024 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q1 2024 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$620	$866	$—	$1,486
Cost of goods sold	375	710	1	1,086
Gross profit	245	156	(1)	400
Research and development expenses	25	—	—	25
Selling, general and administrative expenses	97	102	32	231
Intangible asset amortization	6	3	—	9
Restructuring expenses	5	2	—	7
Income (loss) from operations	$112	$49	$(33)	$128

	Q1 2023 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$658	$891	$—	$1,549
Cost of goods sold	410	720	1	1,131
Gross profit	248	171	(1)	418
Research and development expenses	25	—	—	25
Selling, general and administrative expenses	110	104	30	244
Intangible asset amortization	6	3	—	9
Restructuring expenses	2	—	—	2
Income (loss) from operations	$105	$64	$(31)	$138

	Year-Over-Year % Change
	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	(6)%	(3)%	N/A	(4)%
Cost of goods sold	(9)%	(1)%	—%	(4)%
Gross profit	(1)%	(9)%	—%	(4)%
Research and development expenses	—%	N/A	N/A	—%
Selling, general and administrative expenses	(12)%	(2)%	7%	(5)%
Intangible asset amortization	—%	—%	N/A	—%
Restructuring expenses	150%	N/A	N/A	250%
Income (loss) from operations	7%	(23)%	6%	(7)%
(1) On January 1, 2024, certain corporate functions were decentralized into the operating segments aligning with the business strategy. As a result, $11 million and $7 million of information technology, finance, tax, business development, and research and development functional expenses incurred during the first quarter are now recorded within the Products and Solutions and ADI Global Distribution segments, respectively. For the period ending April 1, 2023, $12 million and $8 million of corporate expenses have been reclassified into the Products and Solutions and ADI Global Distribution segments, respectively, decreasing reported Income from Operations to conform to the current year presentation. Additionally, certain prior period amounts have been reclassified to conform to the current period classification.

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in millions, except per share data)	March 30, 2024	April 1, 2023
Net revenue	$1,486	$1,549
Cost of goods sold	1,086	1,131
Gross profit	400	418
Operating expenses:
Research and development expenses	25	25
Selling, general and administrative expenses	231	244
Intangible asset amortization	9	9
Restructuring expenses	7	2
Total operating expenses	272	280
Income from operations	128	138
Reimbursement Agreement expense (1)	43	41
Other income, net	(1)	(1)
Interest expense, net	13	17
Income before taxes	73	81
Provision for income taxes	30	24
Net income	$43	$57

Earnings per share:
Basic	$0.29	$0.39
Diluted	$0.29	$0.38

Weighted average number of shares outstanding:
Basic	146	147
Diluted	148	149
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended
(in millions)	March 30, 2024	April 1, 2023
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$43	$41
Cash payments made to Honeywell	(35)	(35)
Accrual increase, non-cash component in period	$8	$6

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	March 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$603	$636
Accounts receivable, net	933	973
Inventories, net	929	941
Other current assets	212	193
Total current assets	2,677	2,743

Property, plant and equipment, net	369	390
Goodwill	2,689	2,705
Intangible assets, net	456	461
Other assets	329	346
Total assets	$6,520	$6,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$858	$905
Current portion of long-term debt	12	12
Accrued liabilities	515	608
Total current liabilities	1,385	1,525

Long-term debt	1,394	1,396
Obligations payable under Indemnification Agreements	617	609
Other liabilities	355	366
Total liabilities	3,751	3,896

Stockholders’ equity
Common stock, $0.001 par value: 700 shares authorized, 152 and 146 shares issued and outstanding at March 30, 2024, respectively, and 151 and 145 shares issued and outstanding at December 31, 2023, respectively	—	—
Additional paid-in capital	2,243	2,226
Retained earnings	853	810
Accumulated other comprehensive loss, net	(226)	(194)
Treasury stock at cost	(101)	(93)
Total stockholders’ equity	2,769	2,749
Total liabilities and stockholders’ equity	$6,520	$6,645

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in millions)	March 30, 2024	April 1, 2023
Cash Flows From Operating Activities:
Net income	$43	$57
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	24	24
Restructuring expenses	7	2
Stock-based compensation expense	14	12
Other, net	3	—
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	34	23
Inventories, net	7	(27)
Other current assets	3	(8)
Accounts payable	(44)	(12)
Accrued liabilities	(89)	(86)
Other, net	—	11
Net cash provided by (used in) operating activities	2	(4)
Cash Flows From Investing Activities:
Capital expenditures	(21)	(20)
Acquisitions, net of cash acquired	—	(6)
Other investing activities, net	(1)	—
Net cash used in investing activities	(22)	(26)
Cash Flows From Financing Activities:
Common stock repurchases	(1)	—
Repayments of long-term debt	(3)	(3)
Other financing activities, net	(4)	(6)
Net cash used in financing activities	(8)	(9)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(5)	6
Net decrease in cash, cash equivalents and restricted cash	(33)	(33)
Cash, cash equivalents and restricted cash at beginning of period	637	329
Cash, cash equivalents and restricted cash at end of period	$604	$296

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
(in millions, except per share data)	March 30, 2024	April 1, 2023
GAAP Net income applicable to common shares	$43	$57
Stock-based compensation expense	14	12
Intangible asset amortization	9	9
Reimbursement Agreement accrual increase, non-cash component (1)	8	6
Restructuring expenses	7	2
Loss on sale of assets	3	—
Net periodic benefit cost, excluding service costs	—	3
Other (2)	(5)	(7)
Tax effect of applicable non-GAAP adjustments (3)	(9)	(6)
Non-GAAP Adjusted net income applicable to common shares	$70	$76

	Three Months Ended
	March 30, 2024	April 1, 2023
GAAP Net income per diluted common share	$0.29	$0.38
Stock-based compensation expense	0.09	0.08
Intangible asset amortization	0.06	0.06
Reimbursement Agreement accrual increase, non-cash component (1)	0.05	0.04
Restructuring expenses	0.05	0.01
Loss on sale of assets	0.02	—
Net periodic benefit cost, excluding service costs	—	0.02
Other (2)	(0.03)	(0.04)
Tax effect of applicable non-GAAP adjustments (3)	(0.06)	(0.04)
Non-GAAP Adjusted net income per diluted common share	$0.47	$0.51

(1)Refer to the Unaudited Consolidated Statements of Operations herein.

(2)Other includes Tax Matters Agreement gain and foreign exchange transaction loss (income).

(3)We calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for the three months ended March 30, 2024 and April 1, 2023.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
(in millions)	March 30, 2024	April 1, 2023
Net revenue	$1,486	$1,549

GAAP Net income applicable to common shares	$43	$57
Provision for income taxes	30	24
GAAP Income before taxes	73	81
Depreciation and amortization	24	24
Stock-based compensation expense	14	12
Interest expense, net	13	17
Reimbursement Agreement accrual increase, non-cash component (1)	8	6
Restructuring expenses	7	2
Loss on sale of assets	3	—
Net periodic benefit cost, excluding service costs	—	3
Other (2)	(5)	(7)
Non-GAAP Adjusted EBITDA	$137	$138
Non-GAAP Adjusted EBITDA as a % of net revenue	9.2%	8.9%

(1)Refer to the Unaudited Consolidated Statements of Operations herein.

(2)Other includes Tax Matters Agreement gain and foreign exchange transaction loss (income).

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended
(in millions)	March 30, 2024	April 1, 2023
Net revenue	$620	$658

GAAP Income from operations	$112	$105
Stock-based compensation expense	6	4
Restructuring expenses	5	2
Non-GAAP Adjusted Income from Operations	$123	$111

Depreciation and amortization	17	17
Non-GAAP Adjusted EBITDA	$140	$128
Non-GAAP Adjusted EBITDA as a % of net revenue	22.6%	19.5%

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended
(in millions)	March 30, 2024	April 1, 2023
Net revenue	$866	$891

GAAP Income from operations	$49	$64
Stock-based compensation expense	2	2
Restructuring expenses	2	—
Non-GAAP Adjusted Income from Operations	$53	$66

Depreciation and amortization	5	4
Non-GAAP Adjusted EBITDA	$58	$70
Non-GAAP Adjusted EBITDA as a % of net revenue	6.7%	7.9%